Exhibit 99.1
BEFORE
THE PUBLIC SERVICE COMMISSION OF
SOUTH CAROLINA
DOCKET NO. 2017-305-E
IN RE:
Request of South Carolina Office of     )
Regulatory Staff for Rate Relief to     )    SCE&G’S MOTION TO DISMISS
SCE&G Rates Pursuant to          )    AND REQUEST FOR BRIEFING SCHEDULE
S.C. Code Ann. § 58-27-920     )    AND HEARING ON MOTION TO DISMISS
______________________________ )

INTRODUCTION AND SUMMARY

South Carolina Electric & Gas (“SCE&G”) hereby moves under 10 S.C. Code Ann. Regs. 103-829 (2012) to dismiss the Request filed by the South Carolina Office of Regulatory Staff (the “ORS”).
The grounds for this motion are that the Request seeks relief which is illegal and unconstitutional and outside the statutory powers of the Public Service Commission of South Carolina (the “Commission”).
SCE&G requests that the Commission comply with its binding regulations and provide for this motion to be heard after due notice to ORS and other parties and to that end, establish a timetable for briefing and argument. Given that the Commission has set the Request for consideration during a specially called meeting less than 48 hours following the filing of the Request, SCE&G requests that it be given a reasonable time to brief the issues presented to the Commission by this Motion to Dismiss before any action on it or the underlying Request is taken.

As indicated in the attached Affidavit of Jimmy Addison, any action by the Commission to grant –even provisionally– the relief contained in this Request will by itself injure SCE&G financially and damage its ability to access the capital needed to maintain its utility system and provide service to its customers on reasonable terms.
For that reason, SCE&G specifically requests that the Commission take no action related to the Request until this motion can be heard and decided. To grant the relief requested while this motion is pending would be to deny SCE&G’s motion without hearing or consideration in violation of SCE&G’s rights under the Due Process Clauses of the South Carolina and United States Constitutions; S.C. Constitution Art. I, sec. 22; the South Carolina Administrative Procedure Act, S.C. Code Ann. § 1-23-310, the Commissions regulations including 10 S.C. Reg. Ann. 103-826, among other provisions.

IDENTIFICATION OF THE COMPANY AND ITS REPRESENTATIVES

1.SCE&G is a corporation duly organized and existing under the laws of the State of South Carolina, with its principal offices at 220 Operation Way, Cayce, South Carolina, 29033.
2.    SCE&G is engaged in the business of generating, transmitting, and delivering electricity and providing electric service to the public for compensation. SCE&G owns and operates an integrated electric utility system that serves approximately 718,000 customers in 24 counties in central and southern South Carolina.
3.    Corporate legal counsel for SCE&G in this proceeding are as follows:
K. Chad Burgess
Matthew W. Gissendanner
South Carolina Electric & Gas Company
Mail Code C222
220 Operation Way
Cayce, SC 29033
(803) 217-8141

chad.burgess@scana.com
matthew.gissendanner@scana.com

Private legal counsel for SCE&G in this proceeding is as follows:
Mitchell Willoughby
Willoughby & Hoefer, P.A.
Post Office Box 8416
Columbia, SC 29202
(803) 252-3300
mwilloughby@willoughbyhoefer.com

Belton T. Zeigler
Womble Carlyle Sandridge & Rice, LLP
1221Main Street, Suite 1600
Columbia, SC 29201
(803) 454-7720
belton.zeigler@wcsr.com
All correspondence and any other matters relative to this proceeding should be addressed to these representatives.
GROUNDS FOR DISMISSAL
4.    The Request is unlawful and should be dismissed because it would unlawfully and unconstitutionally require the Commission to:

A.
Ignore the clear dictates of a validly enacted, binding and enforceable statute, the Base Load Review Act (“BLRA”), that has been appealed and upheld by the South Carolina Supreme Court in multiple proceedings;

B.
Violate the Commission’s constitutional obligation and the oaths taken by its members which require the Commission to uphold and enforce the laws of the State of South Carolina unless and until those laws are ruled unconstitutional by the courts of the State;

C.
Abrogate multiple valid, legally binding and unappealed orders issued under the BLRA, including multiple revised rates orders that were issued after due notice to the public, written approval by ORS and the failure of any party to object to them or seek administrative review of them;

D.	Engage in legally prohibited retroactive ratemaking;

E.
Deny SCE&G in excess of $445 million in annual revenue that is critically important to its financial health, potentially ruining the financial posture of the Company, without any record or opportunity for SCE&G to be heard;

F.
Establish insufficient, unjust, unreasonable, and confiscatory rates for SCE&G without any factual basis for finding that those rates are “fair and reasonable” or “just and reasonable” as is statutorily required in all ratemaking proceedings by the Commission (see S.C. Code Ann. §§ 58-27-810 et seq. and S.C. Code Ann. § 58-27-920) and by the Takings Clauses of the South Carolina and United States Constitutions;

G.	Violate SCE&G’s rights under the Due Process and Takings Clauses of the South Carolina and United States Constitutions;

H.
Unless rates are suspended under S.C. Code Ann. § 58-27-930, violate S.C. Constitution Art. I, sec. 22 by irrevocably depriving SCE&G of approximately $37 million in lawfully-approved rate revenue per month without the opportunity to be heard;

I.	Violate the South Carolina Administrative Procedures Act, S.C. Code Ann. § 1-23-310, which requires a hearing on not less than thirty (30) days’ notice in all contested cases.

J.
Violate its own procedural regulations which require the Commission to provide an opportunity for answers to be filed to petitions and rules to show cause, and require applications involving rate matters to include information establishing the basis for the rates proposed. See 10 S.C. Reg. Ann.103-823, 103-826.

K.
Violate the terms of S.C. Code Ann. § 58-27-920 by issuing an order without any evidence of a preliminary investigation by the ORS or receiving the results of such investigation, or of any opportunity for SCE&G to respond to or rebut such matters;

L.
Base its decision on spurious allegations contained in the Request concerning concealment of material facts which allegations are not evidence and therefore provide no lawful or constitutional basis for issuing any order whatsoever affecting SCE&G’s rates;

M.	Unlawfully reopen and relitigate valid, binding, resolved, and final orders of the Commission without a sufficient factual or lawful basis for collaterally challenging such orders.

N.
Act in a manner contrary to the mandate of the Supreme Court that administrative agencies cannot rule on the facial constitutionality of a statute, and may determine that a statute is unconstitutional as applied in a specific situation only after factual findings rendered following notice and an opportunity to be heard.

CONCLUSION
For the reasons stated above, SCE&G requests that the Commission establish a timetable for briefing the issues raised in this Motion to Dismiss, set a date for hearing on this motion, and after hearing from the parties, dismiss the Request in this matter, and provide other relief as may be warranted in the premises.

Respectfully submitted,

_____________________________
Belton T. Zeigler
Womble Carlyle Sandridge & Rice, LLP
1727 Hampton Street
Columbia, SC 29201
(803) 454-7720
belton.zeigler@wcsr.com

K. Chad Burgess, Esquire
Matthew Gissendanner, Esquire
Mail Code C222
220 Operation Way
Cayce, SC 29033-3701
Telephone: 803-217-8141
Facsimile: 803-217-7931
chad.burgess@scana.com
matthew.gissendanner@scana.com

Mitchell Willoughby
Willoughby & Hoefer, P.A.
Post Office Box 8416
Columbia, SC 29202
(803) 252-3300
mwilloughby@willoughbyhoefer.com

Attorneys for South Carolina Electric & Gas Company

Cayce, South Carolina
September 28, 2017

BEFORE
THE PUBLIC SERVICE COMMISSION OF
SOUTH CAROLINA
DOCKET NO. 2017-305-E
IN RE:
Request of South Carolina Office of     )
Regulatory Staff for Rate Relief to     )    AFFIDAVIT OF JIMMY ADDISON
SCE&G Rates Pursuant to          )
S.C. Code Ann. § 58-27-920     )
______________________________ )

Personally appeared before me, the undersigned, Jimmy Addison, who being duly sworn states as follows:
1.I am the Executive Vice President and Chief Financial Officer of SCANA Corporation and South Carolina Electric & Gas Company (“SCE&G” or collectively the “Company”).
2.    As such, I have primary responsibility for managing the Company’s finances and interacting with the financial community that provides the Company with the capital we invest in SCE&G’s electric system to serve customers.
3.    As part of my duties with the Company, I am in regular contact with investment bankers, rating agencies, investment analysts, lenders and investors.
4.    I have personal knowledge of the matters discussed in this affidavit.
5.    The purpose of my affidavit is to provide the Commission with information related to the Request filed in this action by ORS and its likely effect on the financial integrity of the Company.

6.    The Request seeks an immediate order by the Commission reducing the Company’s electric retail revenues by approximately $445 million annually.
7.    The filing of the Request alone has caused an immediate negative reaction by the markets.
8.    On the first trading day after the request was filed, SCANA’s share price dropped by 7.8%. Compared to its sector, SCANA’s shares declined by 6.5% on that day.
9.    This is an exceptionally large one-day drop in share price. I know from my contacts with members of the investment community that the primary motivation for this price drop was concern about the Request and the potential effects of the relief requested on the Company’s finances.
10.    The drop in share price occurred because of the possibility that the Commission might grant the relief sought in the Request. The Commission had not acted on the Request at that time.
11.    Rating agencies have indicated that they are contemplating a material downgrade of the Company’s credit ratings particularly if the Request is granted.
12.    A rating drop of this magnitude will result in a significant restriction on SCE&G’s access to capital markets and will increase borrowing costs which will ultimately be borne by customers.
13.    The effect of the relief sought by ORS would be to reduce SCE&G’s earnings on $3.79 billion in capital it has invested in the new nuclear units (the “Units”) to zero.
14.    This would mean that SCE&G would be unable to recover any funds to pay debt service or earnings to the bondholders and equity holders who have underwritten all of the nuclear construction costs, and as a result, a major portion of its recent investment in its regulated electric business.

15.    This amount of $3.79 billion represents a substantial percentage of SCE&G’s investment in its electric system.
16.    In my opinion, based on my knowledge of the investment community and to a high degree of certainty, granting the relief requested by ORS could endanger SCE&G’s continued access to the capital it needs to invest in its utility system to continue to serve its customers in a safe and reliable manner.
17.    The rates that would result from granting the relief sought in the Request would not be just and reasonable or fair and reasonable as I understand those terms because they would not support the financial integrity of the utility, nor would they allow the utility reasonable access to the capital it requires to operate its system and serve its customers on reasonable terms.
18.    Even if the resulting rates were suspended pending a hearing, granting the relief sought in the request would have an immediate and highly negative effect on the Company’s perceived risk in the financial markets and could result in a significant impairment of the Company’s access to capital on reasonable terms.

FURTHER AFFIANT SAITH NOT.

____________________________________
Jimmy Addison

SWORN to BEFORE me the 28th day of September, 2017.

__________________________________
Notary Public for South Carolina
My Commission Expires: _____________